As filed with the Securities and Exchange Commission on February 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Columbia Pipeline Partners LP

(Exact name of registrant as specified in its charter)

Delaware	4922	51-0658510
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5151 San Felipe St., Suite 2500

Houston, Texas 77056

713-386-3701

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Carrie J. Hightman

Executive Vice President and Chief Legal Officer

801 East 86th Avenue

Merillville, Indiana 46410

(877) 647-5990

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

David P. Oelman Gillian A. Hobson Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Tel: (713) 758-2222	Joshua Davidson Hillary H. Holmes Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-198990

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common units representing limited partner interests	7,833,107	$23.00	$180,161,461	$20,935

(1)	Represents only the additional number of common units being registered and includes common units issuable upon exercise of the underwriters’ option to purchase additional common units. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-198990).
(2)	Based upon the public offering price.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement on Form S-1 (File No. 333-198990), is hereby registered. The registrant previously registered 46,000,000 common units representing limited partner interests with a proposed maximum aggregate offering price of $966,000,000 on the Registration Statement on Form S-1, as amended (File No. 333-198990), which was declared effective on February 5, 2015.
(4)	The registrant has previously paid $103,040 for the registration of $800,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on September 29, 2014 (File No. 333-198990) and $19,289.20 that was previously paid for the registration of an additional $166,000,000 of proposed maximum aggregate offering price in the filing of Amendment No. 6 to the Registration Statement on January 26, 2015 (File No. 333-198990).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Columbia Pipeline Partners LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-198990), initially filed by Columbia Pipeline Partners LP with the Securities and Exchange Commission on September 29, 2014, as amended by Amendment No. 1 thereto filed on November 12, 2014, Amendment No. 2 thereto filed on December 10, 2014, Amendment No. 3 thereto filed on December 12, 2014, Amendment No. 4 thereto filed on January 2, 2015, Amendment No. 5 thereto filed on January 12, 2015 and Amendment No. 6 thereto filed on January 26, 2015, and which was declared effective on February 5, 2015, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies to the Commission that (i) it has instructed its attorneys to pay on its behalf to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on February 6, 2015), (ii) it will not revoke such instructions, (iii) there are sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions no later than February 6, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-198990), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Number	Description

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1*	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-198990) initially filed with the Securities and Exchange Commission on September 29, 2014 and incorporated by reference herein)

*	Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 5, 2015.

Columbia Pipeline Partners LP

By:	CPP GP LLC, its general partner

By:	/s/ Robert C. Skaggs, Jr.
Robert C. Skaggs, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Robert C. Skaggs, Jr.	Chief Executive Officer (Principal Executive Officer)	February 5, 2015
Robert C. Skaggs, Jr.

/s/ Stephen P. Smith	Director, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 5, 2015
Stephen P. Smith

INDEX TO EXHIBIT

Number	Description

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1*	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-198990) initially filed with the Securities and Exchange Commission on September 29, 2014 and incorporated by reference herein)

*	Incorporated by reference as indicated.